                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event
  reported):  December 1, 1998

                           RSL Communications, Ltd.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Bermuda                     333-25749                  N/A
--------------------------------------------------------------------------------
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                                 Clarendon House
                                  Church Street
                             Hamilton HM CX Bermuda
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (441) 295-2832
                       ----------------------------------
                         (Registrant's telephone number)

ITEM 5.  OTHER EVENTS

                  RSL Communications PLC, a wholly-owned subsidiary of the Registrant, has completed an offering of $200 million 10 1/2 percent Senior Notes due 2008 with net proceeds to the Company after expenses of approximately $196.3 million. The issue will be guaranteed by the Registrant. The offering closed on December 8, 1998. These Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                  The proceeds from the offering will be used by the Company for
(i) the expansion and development of the Company's infrastructure and (ii) the funding of the Company's operating losses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Press release dated December 4, 1998.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RSL COMMUNICATIONS, LTD.

Date:  December 9, 1998               By \s\Itzhak Fisher
                                         -----------------------------------
                                          Name: Itzhak Fisher
                                          Title:   President and Chief Executive
                                                      Officer

                                  Exhibit Index

99.1     Press Release dated December 4, 1998.

NEW YORK--(BUSINESS WIRE)--Dec. 4, 1998--RSL Communications, Ltd. (NASDAQ:
RSLCF) today announced that RSL Communications PLC, a wholly-owned subsidiary of the Company, has completed an offering of $200 million 10 1/2 percent Senior Notes due 2008 with net proceeds to the Company after expenses of approximately $196.3 million.

The offering is subject to customary closing conditions and is expected to close on December 8, 1998. The issue will be guaranteed by RSL Communications, Ltd. These Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The proceeds from the offering will be used by the Company for (i) the expansion and development of the Company's infrastructure, and (ii) the funding of the Company's operating losses.

In light of the additional capital provided by this financing, the Company has agreed to terminate the $35 million financing commitment previously provided to the Company by certain of its board member and executives, which will eliminate certain costs to the Company required to maintain the availability of such commitment. Certain of such individuals have indicated their intention to make available a similar commitment should the Company require additional financing.

RSL Communications, Ltd. is a global facilities-based telecommunications company that provides international services, including long distance, calling card, private line, value added and Internet-based services for business, consumers and other carriers worldwide. The Company operates on four continents in twenty countries that account for more than 70 percent of the world's international telecommunications traffic.

This release is available on the RSL Communications website at www.rslcom.com.

This press release contains forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbors created hereby. Investors are cautioned that any such forward-looking statements are not guarantees of RSL COM's future performance and involve risks and uncertainties, and RSL COM's future actual results could differ materially from the forward looking statements discussed herein as a result of various factors. A list of certain factors that could cause actual results to differ materially from those discussed herein can be found in the documents the company files with the SEC, including those contained in RSL COM's registration statement, and Form 10-K for the year ended December 31, 1997.

Contact:
     RSL Communications, Ltd.
     Mark Hirschhorn
     212/317-1800, ext 214
     Alan Garratt
     212/891-7450
     or
     KCSA
     Jeff Corbin/Joe Mansi
     212/682-6300, ext 214/205